UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2026

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 25, 2026, GLP Capital, L.P. (the “Operating Partnership”), a Pennsylvania limited partnership and the operating partnership of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), and GLP Financing II, Inc., a Delaware corporation and wholly-owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), as issuers, and the Company, as guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Truist Securities, Inc., Citizens JMP Securities, LLC and Fifth Third Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Issuers agreed to issue and sell to the Underwriters $800.0 million aggregate principal amount of the Issuers’ 5.625% Senior Notes due 2036 (the “Notes”). The Notes priced at 99.857% of par value, with a coupon of 5.625% and will mature on March 1, 2036. The Notes will be fully and unconditionally guaranteed on an unsecured basis by the Company.

The offering of the Notes is expected to close on or about March 4, 2026, subject to customary closing conditions, with net proceeds to the Issuers expected to be approximately $791.1 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Issuers. The Issuers intend to use the net proceeds from the offering to repay borrowings outstanding under the Operating Partnership’s term loan credit facility. The Issuers intend to use remaining proceeds for working capital and general corporate purposes, which may include acquisitions, funding development and expansion projects at existing and new properties, repayment of indebtedness, capital expenditures and other general business purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Issuers and the Company. It also provides for customary indemnification by each of the Issuers and the Company for losses or damages arising out of, or in connection, with the sale of the Notes.

The offering and sale of the Notes were made pursuant to a preliminary prospectus supplement, free writing prospectus and final prospectus supplement under the Issuers’ and the Company’s effective registration statement on Form S-3 (File Nos. 333-286909, 333-286909-01 and 333-286909-02), each of which has been filed with the Securities and Exchange Commission (the “SEC”).

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company or the Issuers, including, without limitation, the Notes proposed to be offered and sold pursuant to the preliminary prospectus supplement, free writing prospectus, final prospectus supplement and registration statement described above.

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our expectations regarding our ability to complete the offering and apply the net proceeds as indicated. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: (i) the Company’s ability to successfully consummate the offering and apply the net proceeds as indicated; (ii) the ability of the Company or its partners to successfully complete construction of various casino projects currently under development for which the Company has agreed to provide construction development funding, including the Bally’s Chicago Casino Resort, and the ability and willingness of the Company’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; (iii) the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of the Company’s tenants; (iv) unforeseen consequences related to United States (“U.S.”) government economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth; (v) the ability of the Company’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; (vi) the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; (vii) the degree and nature of the Company’s competition; (viii) the ability to receive, or delays in obtaining, the regulatory approvals required to own its properties, or other delays or impediments to completing the Company’s planned acquisitions or projects; (ix) the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact the Company’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; (x) the Company’s ability to maintain its status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence; (xi) the Company’s ability to satisfy certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the Company to maintain its REIT status; (xii) the ability and willingness of the Company’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (xiii) the ability of the Company’s tenants to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; (xiv) the ability to generate sufficient cash flows to service and comply with financial covenants under the Company’s outstanding indebtedness; (xv) the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company, including for the satisfaction of its funding commitments to the extent drawn by its partners, acquisitions or refinancings due to maturities; (xvi) with respect to tenant funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed; (xvii) adverse changes in the Company’s credit rating; (xviii) the availability of qualified personnel and the Company’s ability to retain its key management personnel; (xix) changes in the U.S. tax law and other federal, state or local laws or regulations, whether or not specific to real estate, REITs or the gaming, lodging or hospitality industries; (xx) changes in accounting standards; (xxi) the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; (xxii) the risk that the historical financial statements do not reflect what the business, financial position or results of operations of the Company may be in the future; (xxiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xxiv) other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented by Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report may not occur as presented or at all.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2026, among GLP Capital, L.P. and GLP Financing II, Inc., as issuers, Gaming and Leisure Properties, Inc., as guarantor, and Wells Fargo Securities, LLC, Truist Securities, Inc., Citizens JMP Securities, LLC and Fifth Third Securities, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Polsinelli PC

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Polsinelli PC (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 2, 2026	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer